UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2020

EOS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55661	30-0873246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7F.-1, No. 162, Sec. 2, Zhongshan N. Rd., Zhongshan District
Taipei City, Taiwan 10452
(Address of Principal Executive Offices)

Registrant’s telephone number:
+886-2-2586-8300

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2020, EOS Inc. (the “Company”), A-Best Wire Harness & Components Co., Ltd (“A-Best”), a company formed under the laws of Taiwan, and Ing-Ming Lai, a Taiwanese individual and the majority shareholder of A-Best (collectively, the “Parties”) entered into a strategic alliance agreement (the “Strategic Alliance Agreement”), pursuant to which the Parties redefined their cooperation with respect to the sales and distribution of A-Best’s micro-ceramic speakers. In accordance with the Strategic Alliance Agreement, A-Best, Mr. Ing-Ming Lai and the Company terminated the Investment Cooperation Agreement dated January 12, 2019 entered by and among the Parties and as a result the Company agreed to return 20% of the equity interest in A-Best to Mr. Ing-Ming Lai, which was valued at approximately $33,411 by the Parties.

Furthermore, subject to the terms and conditions of the Strategic Alliance Agreement, A-Best has granted the Company the exclusive sale and distribution right of A-Best’s micro-ceramic speakers in the world for one (1) year (the “Term”), which may be renewed with mutual consent of the Parties two months prior to the expiration of the Term, while A-Best retains its own right to sell and distribute the micro-ceramic speakers on its own. In consideration for the exclusive distribution right of A-Best’s speakers under the Strategic Alliance Agreement, the Company agreed to have A-Best keep the Company’s 10,000,000 shares of common stock, par value $0.001 per share, issued under the Investment Cooperation Agreement and the Company may keep the revenue and profits generated from the sale of A-Best speakers until the total revenue from such speakers reaches $15 million U.S. dollars. This Strategic Alliance Agreement contains A-Best’s and Mr. Ing-Ming Lai’s joint representation regarding their intellectual property rights to A-Best ceramic speakers.

Item 1.02 Termination of a Material Definitive Agreement.

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	The Strategic Alliance Agreement dated March 2, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS Inc.

Date: March 5, 2020		/s/ He-Siang Yang
	Name:	He-Siang Yang
	Title:	Chief Executive Officer

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